SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): December 10, 2003

Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

0-3576
(Commission File Number)

58-0869052
(IRS Employer Identification Number)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339
(Address of principal executive offices)

        Registrant’s telephone number, including area code: (770) 955-2200

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events and Required FD Disclosure.

        Cousins Properties Incorporated (“Cousins”) and its representatives may make oral or written forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995 (the “Reform Act”)) from time to time. These statements are identified by words such as “believes”, “expects”, “estimates”, “anticipates”, “should”, and words of similar import. Cousins desires to invoke to the fullest extent possible the protections of the Reform Act and the judicially created “bespeaks caution” doctrine with respect to such statements. Accordingly, Cousins is filing this Current Report on Form 8-K which sets forth certain factors that in some cases may have affected, and in the future could affect, Cousins’ actual operating results and could cause such results to differ materially from those in such forward-looking statements. These factors include, but are not limited to, general and local economic conditions, local real estate conditions, the activity of others developing competitive projects, the cyclical nature of the real estate industry, the financial condition of existing tenants, interest rates, Cousins’ ability to obtain favorable financing or zoning, environmental matters, the effects of terrorism, the risks outlined below and other risks detailed from time to time in Cousins’ filings with the Securities and Exchange Commission.

        Although Cousins believes that its plans, intentions and expectations reflected in any forward-looking statements are reasonable, it can give no assurance that these plans, intentions or expectations will be achieved. Cousins’ forward-looking statements are based on current expectations and speak only as of the date of these statements. Cousins undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

        The term “Company” includes, unless the context otherwise requires, Cousins, Cousins Real Estate Corporation and its subsidiaries (“CREC”), CREC II, Inc. and its subsidiaries (“CREC II”) and other direct subsidiaries of Cousins. The various risks outlined below also apply to joint ventures and partnerships in which the Company has interests.

I.   Company Strategy

        The Company is an Atlanta, Georgia-based, fully integrated, self administered equity real estate investment trust (“REIT”). It focuses on the development of commercial real estate with the goal of creating value and returns over extended periods of time that are, in general, superior to returns of real estate investment trusts that simply acquire completed properties. The Company has extensive experience in the real estate industry, including the acquisition, financing, development, management and leasing of properties. Key elements of the Company’s strategy are as follows:

–	The Company is diversified by real estate product type and geographic market, pursuing the best opportunities presented at any given time. Current product types in which the Company is involved include commercial office buildings, retail shopping centers, medical office buildings and residential subdivision developments. The Company also holds several tracts of strategically located undeveloped land. The Company utilizes these property types to achieve its investment goals through, among other things:

                           –   the development of commercial real estate properties;

                           –   the leasing of space in the Company’s properties;

                           –   the development of single-family residential subdivisions;

                           –   the selective sale and financing of assets;

                           –   the creation of joint venture arrangements; and

                           –   the acquisition of income-producing properties at attractive prices.

–	The Company seeks to limit its overall size in terms of market capitalization. This allows it to achieve stronger rates of growth from development than would be possible with a larger asset base. The process of limiting growth through property sales, debt financings and financing joint ventures also tends to provide recycled capital for use in future development activity, limiting the need to access equity markets.

–	The Company provides financing for its activities through the following mechanisms:

                           –    A variable rate credit facility which is used primarily to finance the construction of new properties;

                           –   Permanent mortgage debt placed on completed and stabilized properties;

                           –   Property sales of stabilized properties;

                           –   Entering into financing joint ventures;

                           –    Selective capital raising activities, both privately and through access to the public capital markets; and

                           –    Construction financing, although this is used to a much lesser extent.

–	The Company uses joint ventures where there are strategic advantages to doing so. These strategic advantages may include partnering with a major tenant or partnering with the owner of the land upon which the project is to be built.

        The Company regards itself as entrepreneurial and also seeks to be opportunistic and take advantage of normal real estate business cycles. The Company may modify its strategy significantly from time to time and without advance public notice.

II.   Risk Factors

        Set forth below are the risks the Company believes investors should consider carefully in evaluating an investment in the Company’s securities.

Risks associated with the development of real estate, such as delay, cost overruns and the possibility that the Company is unable to lease a large portion of the space that it builds, could adversely affect its results.

        The Company generally undertakes more commercial development activity for its size than other REITs. Development is an inherently risky activity. Although the Company seeks to minimize risks from commercial development through various management controls and procedures, development risks cannot be eliminated. Some of the key factors affecting development of commercial property are as follows:

–	The availability of sufficient development opportunities. Absence of sufficient development opportunities could result in the Company experiencing slower growth in value creation and slower growth in earnings and funds from operations per share. Development opportunities are dependent upon a wide variety of factors. From time to time, availability of these opportunities can be extremely volatile as a result of these factors, including economic conditions and product supply/demand characteristics in a particular market.

–	Predevelopment cost write-offs. The development process inherently requires that a large number of opportunities be pursued with only a few being developed and constructed. There can be significant costs incurred for predevelopment activity for projects that are abandoned. The Company has procedures and controls in place that are intended to minimize this risk, but it is likely that there will be predevelopment cost write-offs on an ongoing basis.

–	Project costs. Construction and leasing of a project involves a variety of costs that cannot always be identified at the beginning of a project. On occasion, costs will arise that have not been anticipated or actual costs will exceed estimated costs. These additional costs can be significant and could adversely impact the Company’s return on a project and the amount of value created from the development effort on the project.

–	Leasing risk. The success of a commercial real estate development project is dependent upon entering into leases with acceptable terms within the predefined lease-up period. Although the Company’s policy is to achieve preleasing goals (which vary by market, product type and circumstances) before committing to a project, it is likely that not all the space in a project is leased at the time the Company commits to the project. If the space is not leased on schedule and upon the expected terms and conditions, the yields, returns and value creation on the project could be adversely impacted. Whether or not tenants are willing to enter into leases on the terms and conditions projected by the Company and on the timetable expected by the Company will depend upon a large variety of factors, many of which are outside the control of the Company. These factors may include:

                           –   general business conditions in the economy or in the tenants' or prospective tenants' industries;

                           –   supply and demand conditions for space in the marketplace; and

                           –   level of competition in the marketplace.

–	Governmental approvals. All necessary zoning, land-use, building, occupancy and other required governmental permits and authorization may not be obtained or may not be obtained on a timely basis resulting in possible delays, decreased profitability and increased management time and attention.

If interest rates or other market conditions for obtaining capital or borrowing money become unfavorable, the Company may be unable to raise capital needed to build its developments on a timely basis, or it may be forced to borrow money at higher interest rates, which would adversely affect the Company’s cash flow.

The Company finances its projects primarily through its credit facility, permanent mortgages and proceeds from the sale of assets and financing joint ventures. Each of these sources may be constrained from time to time because of market conditions, and interest rates may be unfavorable at any given point in time. These sources of capital, and the risks associated with each, include the following:

–	Credit facilities. Terms and conditions available in the marketplace for credit facilities vary over time. There can be no assurance that the amount the Company needs pursuant to a credit facility will be available at any given time, or at all, or that the rates and fees charged by the lenders will be acceptable to the Company. The Company’s credit facility charges interest at a variable rate. Variable rate debt creates higher debt service requirements if market interest rates increase, which would adversely affect the Company’s cash flow.

–	Mortgage financing. The availability of financing in the mortgage markets varies from time to time depending on various conditions, including the willingness of mortgage lenders and life insurance companies to lend at any given point in time. Interest rates may also be volatile and the Company may from time to time elect not to proceed with mortgage financing due to unfavorable interest rates. This could adversely affect the Company’s ability to finance its developments. In addition, if a property is mortgaged to secure payment of indebtedness and the Company is unable to make the mortgage payments, the lender may foreclose, resulting in loss of income and asset value for the Company.

–	Property sales. Real estate markets tend to experience market cycles. Because of such cycles the potential terms and conditions of sales, including prices, may be unfavorable for extended periods of time. This could impair the ability of the Company to raise capital through property sales in order to fund its development projects or other cash needs. In addition, mortgage financing on a property may impose a prepayment penalty in the event the financing is prepaid, which may decrease the proceeds from a sale or refinancing or make the sale or refinancing impractical.

–	Financing joint ventures. Financing joint ventures tend to be complex arrangements, and there are only a limited number of parties willing to undertake such investment structures. There is no guarantee that the Company will be able to undertake financing ventures at the times it needs capital.

        Although the Company believes that in most economic and market environments it will be able to obtain necessary capital for its operations from the foregoing financing activities, no assurances can be made that the capital it desires will be available. In the past, in addition to the methods described above, the Company has obtained equity through the capital markets and it may do so in the future, although it has no plans to do so as of the date of this Current Report on Form 8-K. If necessary capital is not obtained when needed, the Company may not be able to develop and construct all the projects available to it, and such failure could result in a reduction in value creation by the Company, as well as a reduction in the future earnings and funds from operations per share and the growth rate of future earnings and funds from operations per share. Lack of financing could also result in an inability to repay maturing debt which could result in defaults and, potentially, loss of properties, as well as an inability to make distributions to stockholders. Unfavorable interest rates could adversely impact both the cost of projects (through capitalized interest) and the Company’s current earnings and funds from operations.

Covenants contained in the Company’s credit facility and mortgages could restrict or hinder its operational flexibility, which could adversely affect the Company’s results of operations.

        The Company’s credit facility imposes financial and operating covenants on the Company. These covenants may be modified from time to time, but covenants of this type typically include matters such as restrictions and limitations on the Company’s ability to incur debt and create liens, limitations on the amount of the Company’s unsecured debt, limitations on payments to stockholders, leverage ratios, a fixed charge coverage ratio and interest coverage ratios. These covenants may limit the Company’s flexibility in making business decisions. If the Company fails to meet those covenants, its ability to borrow may be impaired, which could potentially harm its liquidity. Additionally, some of the Company’s properties are subject to mortgages. These mortgages contain customary negative covenants, including limitations on the Company’s ability, without the lender’s prior consent, to further mortgage that property, to modify existing leases or to sell that property. Compliance with these covenants could harm the Company’s operational flexibility and its financial condition.

The Company’s ownership of commercial real estate involves a number of risks, including leasing risk, uninsured losses and condemnation costs, environmental issues and concentration of real estate, the effects of which could adversely affect its business.

        The Company’s assets may not generate income sufficient to pay its expenses, service its debt and maintain its properties, and, as a result, it may not be able to make distributions to its stockholders. Several factors may adversely affect the economic performance and value of the Company’s properties. These factors include, among other things:

                      –   changes in the national, regional and local economic climate;

                      –   local conditions such as an oversupply of properties or a reduction in demand for properties;

                      –   the attractiveness of the Company's properties to tenants;

                      –   competition from other available properties;

                      –   changes in market rental rates; and

                      –   the need to periodically repair, renovate and re-lease space.

        The Company’s performance also depends on its ability to collect rent from tenants and to pay for adequate maintenance, insurance and other operating costs (including real estate taxes), which could increase over time. Also, the expenses of owning and operating a property are not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from the property. If a property is mortgaged and the Company is unable to meet the mortgage payments, the lender could foreclose on the mortgage and take the property. In addition, interest rate levels, the availability of financing, changes in laws and governmental regulations (including those governing usage, zoning and taxes) and financial distress or bankruptcies of tenants may adversely affect the Company’s financial condition.

        Leasing risk. The Company’s operating revenues are dependent upon entering into leases with and collecting rents from tenants. National, regional and local economic conditions may adversely impact tenants and potential tenants in the various marketplaces in which projects are located, and accordingly, could affect their ability to continue to pay rents and possibly to occupy their space. Tenants sometimes experience bankruptcies and pursuant to the various bankruptcy laws, leases may be rejected and thereby terminated. When leases expire or are terminated, replacement tenants may or may not be available upon acceptable terms and conditions. In addition, the Company’s cash flows and net income could be adversely impacted if existing leases expire or are terminated and at such time, market rental rates are lower than the previous contractual rental rates. As a result, the Company’s distributable cash flow and its ability to make distributions to its stockholders would be adversely affected if a significant number of its tenants fail to pay their rent due to bankruptcy, weakened financial condition or otherwise.

        Uninsured losses and condemnation losses. Accidents, earthquakes, terrorism incidents and other losses at the Company’s properties could materially adversely affect its operating results. Casualties may occur that significantly damage an operating property, and insurance proceeds may be materially less than the total loss to the Company. Although the Company maintains casualty insurance under policies the Company believes to be adequate and appropriate, some types of losses, such as lease and other contract claims, generally are not insured. Certain types of insurance may not be available or may be available on terms that could result in large uninsured losses to the Company. The Company owns property in California and other locations where property is subject to damage from earthquakes, as well as other natural catastrophes. The Company also owns property that could be subject to loss due to terrorism incidents. The earthquake insurance and terrorism insurance markets, in particular, tend to be volatile and the availability and pricing of insurance to cover losses from earthquakes and terrorism incidents may be unfavorable from time to time. In addition, earthquakes and terrorism incidents could result in a significant loss that is uninsured due to the high level of deductibles or damage in excess of levels of coverage. Property ownership also involves potential liability to third parties for such matters as personal injuries occurring on the property. Such losses may not be fully insured. In addition to uninsured losses, various government authorities may condemn all or parts of operating properties. Such condemnations could adversely affect the viability of such projects.

        Environmental problems and costs. Environmental issues that arise at the Company’s properties could have an adverse effect on its financial condition and performance. Federal, state and local laws and regulations relating to the protection of the environment may require a current or previous owner or operator of real estate to investigate and clean up hazardous or toxic substance or petroleum product releases at the property. The owner or operator may have to pay a governmental entity or third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. These laws typically impose clean-up responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants. Even if more than one person may have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages and costs resulting from environmental contamination emanating from that site. As of the date of this Current Report on Form 8-K, the Company is not aware of any environmental liabilities at its locations that it believes would have a material adverse effect on its business, assets, financial condition or results of operations. Unidentified environmental liabilities could arise, however, and could have an adverse effect on the Company’s financial condition and performance.

        Joint venture and partnership structure risks. The Company’s joint venture partners have rights to take some actions over which the Company has no control, which could aversely affect its interests in the related joint ventures and in some cases could adversely affect the Company’s overall financial condition or results of operations. The Company has interests in a number of joint ventures and partnerships and may in the future conduct its business through joint ventures and partnerships. These structures involve participation by other parties whose interests and rights may not be the same as the Company’s. For example, a partner or co-investor might have economic and/or other business interests or goals which are unlike or incompatible with business interests or goals of the Company and those partners or co-investors may be in a position to take action contrary to the interests of the Company. In addition, such partners or co-investors may become bankrupt and such proceedings could have an adverse impact on the operation of the partnership or joint venture. Furthermore, the success of a project may be dependent upon the expertise, business judgment, diligence and effectiveness of the Company’spartner in matters that are outside the Company’s control. Thus, the involvement of partners and co-investors could adversely impact both the operation and ownership of the underlying properties and the disposition of such underlying properties.

        Regional concentration of properties. As of the date of this Current Report on Form 8-K, a large percentage of the Company’s properties are located in metropolitan Atlanta, Georgia. In the future, there may be significant concentrations in metropolitan Atlanta, Georgia and/or other markets. If there is deterioration in any market in which the Company has significant holdings, the Company’s interests could be adversely affected, including, without limitation, loss in value of properties, decreased cash flows and decreased abilities to make or maintain distributions to the Company’s stockholders.

Any failure to timely sell the lots developed by the Company’s land division could adversely affect the Company’s results of operations.

        The Company’s land division develops residential subdivisions, primarily in metropolitan Atlanta, Georgia. The Company’s land division also participates in joint ventures that develop or plan to develop subdivisions in metropolitan Atlanta, as well as Texas, Florida and other states. This division also from time to time supervises sales of unimproved properties owned or controlled by the Company. Residential lot sales can be highly cyclical and can be affected by interest rates and local issues, including the availability of jobs, transportation and the quality of public schools. Once a development is undertaken, no assurances can be given that the Company will be able to sell the various developed lots in a timely manner. Failure to sell such lots in a timely manner could result in significantly increased carrying costs and erosion or elimination of profit with respect to any development.

        In addition, actual construction and development costs with respect to subdivisions can exceed estimates for various reasons, including unknown site conditions. Subdivision lot sales and unimproved property sales generally arise and close fairly quickly and are, accordingly, difficult to predict with any precision. Additionally, some of the Company’s residential properties are multi-year projects, and market conditions may change between the time the Company decides to develop a property and the time that all or some of the lots or tracts may be ready for sale. Similarly, the Company often holds undeveloped land for long periods of time prior to sale, and changes in market conditions between the time the Company acquires such land and desires to sell such land, including an increase in the supply of undeveloped land held for sale by companies other than Company, could cause the Company’s estimates of proceeds from such sales, and the profits to be realized thereon, to be unreliable. Any estimates of such sales and profits may differ substantially from the Company’s actual sales and profits and as a result, the Company’s results of operations may differ substantially from any such estimates.

The Company’s third party business may experience volatility based on a number of factors, including termination of contracts.

        The Company engages in third party development, leasing, property management, asset management and property services to unrelated property owners. Contracts for such services are generally short-term in nature and permit termination without extensive notice. Fees from such activity can be volatile due to unexpected terminations of such contracts. Extensive unexpected terminations could materially adversely affect the Company’s results of operations. Further, the timing of the generation of new contracts for services is very difficult to predict. As a result of the foregoing, any estimates of revenues from such businesses may prove to be materially different from actual results.

The Company may not adequately or accurately assess new opportunities, which could materially harm its results of operations.

        The Company’s estimates and expectations with respect to new lines of business and opportunities may differ substantially from actual results, and any losses from these endeavors could materially adversely affect its results of operations. The Company regards itself as entrepreneurial in nature. The Company seeks opportunities in various sectors of real estate and in various geographical areas and from time to time the Company undertakes such new opportunities, including new lines of business. Not all opportunities or lines of business prove to be profitable. The Company expects from time to time that some of its business ventures may have to be terminated because they do not meet expectations.

The Company is dependent upon key personnel, the loss of any of which could adversely impair the Company’s business.

        One of the Company’s objectives is to develop and maintain a strong management group at all levels of the Company. At any given time the Company could lose the services of key executives and other employees. Further, the Company does not carry key person insurance on any of its executive officers or other key employees. The loss of such services could have an adverse impact upon the operations, financial results and management of the Company.

The Company’s restated and amended articles of incorporation contain limitations on ownership of the Company’s stock, which may prevent a takeover which might otherwise be in the best interests of the Company’s stockholders.

        The Restated and Amended Articles of Incorporation of the Company, as amended, impose limitations on the ownership of the stock of the Company. In general, except for certain individuals who owned stock at the time of adoption of these limitations, no “Person” may “Own” more than 3.9% (by value) of the Company’s outstanding stock. For this purpose, “Ownership” is determined under the tax rules that apply to determine whether the Company satisfies the stock ownership requirements for qualification as a REIT for federal income tax purposes. The ownership limitation may have the effect of delaying, inhibiting or preventing a transaction or a change in control that might involve a premium price for the Company’s stock or otherwise be in the best interest of the Company’s stockholders.

Any failure to continue to qualify as a real estate investment trust for federal income tax purposes could have a material adverse impact on the Company and its stockholders.

        Cousins intends to operate in a manner to qualify as a REIT for federal income tax purposes. However, no assurance can be given that Cousins has qualified or will remain qualified as a REIT. Qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (“Code”), for which there are only limited judicial or administrative interpretations. Certain facts and circumstances not entirely within the Company’s control may affect its ability to qualify as a REIT. In addition, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not adversely affect its qualification as a REIT or the federal income tax consequences of Cousins’ REIT status.

        If Cousins were to fail to qualify as a REIT, it would not be allowed a deduction for distributions to stockholders in computing its taxable income. In this case, it would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under certain Code provisions, it also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, the cash available for distribution to the Company’s stockholders would be reduced for each of the years involved. Although Cousins currently intends to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Company’s Board of Directors to revoke the REIT election.

        In order to qualify as a REIT, Cousins generally will be required each taxable year to distribute to its stockholders at least 90% of its net taxable income (excluding any net capital gain). To the extent that Cousins does not distribute all of its net capital gain or it distributes at least 90%, but less than 100%, of its other taxable income, Cousins will be subject to tax on the undistributed amounts at regular corporate rates. In addition, Cousins will be subject to a 4% nondeductible excise tax to the extent that distributions paid by Cousins during the calendar year are less than the sum the following:

                      –   85% of its ordinary income;

                      –   95% of its capital gain net income for that year, and

                      –   100% of its undistributed taxable income (including any net capital gains) from prior years.

        Cousins intends to make distributions to its stockholders to comply with the 90% distribution requirement, to avoid corporate-level tax on undistributed taxable income and to avoid the nondeductible excise tax. Differences in timing between taxable income and cash available for distribution could require Cousins to borrow funds to meet the 90% distribution requirement, to avoid corporate-level tax on undistributed taxable income and to avoid the nondeductible excise tax. Satisfying the distribution requirements may also make it more difficult to fund new development projects.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 10, 2003

COUSINS PROPERTIES INCORPORATED /s/ Tom G. Charlesworth Tom G. Charlesworth Executive Vice President, Chief Financial Officer and Chief Investment Officer